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                                                                    EXHIBIT 8.1






                                January 28, 1999



Capital One Bank
11011 West Broad Street
Richmond, Virginia  23060


                  Re:      Capital One Master Trust
                           Capital One Bank (Seller and Servicer)
                           Registration Statement on Form S-3 No. 333-66335
                           -----------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for Capital One Bank, a Virginia banking corporation (the "Bank"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on October 29, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (collectively, the "Certificates") to be issued from time to time in series (each, a "Series") and representing an undivided interest in Capital One Master Trust (the "Trust"). Such Certificates will be issued pursuant to a pooling and servicing agreement (as amended, the "Pooling and Servicing Agreement"), between the Bank, as Seller and Servicer by assignment from the previous seller and servicer, and The Bank of New York, as Trustee.

                  We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Summary of Terms--Tax Status" and "Federal Income Tax Consequences," and the statements set forth in the representative form of prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the headings "Summary of Terms--Tax Status" and "Series Provisions--Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm the opinions set forth therein.

                  We note that the Prospectus and form of Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.
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Capital One Bank
January 28, 1999
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,

                                /s/ Orrick, Herrington & Sutcliffe LLP

                                ORRICK, HERRINGTON & SUTCLIFFE LLP